EXHIBIT 10.20

                              CONSULTING AGREEMENT
                              ---------------------

This agreement is entered into, effective November 1, 2003, by and between, Winston Johnson (hereinafter referred to as "Consultant") and FoneFriend, Inc., a Delaware corporation (hereinafter referred to as the "Company") with reference to the following:

A. Consultant is engaged in the business of furnishing consulting services, and will apply his expertise, skill, and knowledge for the overall benefit of the Company.

B. Company is engaged in the business of operating and marketing a dial-up, Internet Telephony device.

C. Company desires to hire Consultant for his services, namely his contribution to the future projects of the Company, network design, integration services, regulatory research, the next round of the Company's equity fundraising, and to serve as the Company's Chief Technology Officer, and the Consultant desire to provide said services to Company.

THEREFORE,  IT  IS  AGREED  AS  FOLLOWS:

1.     Term.  The  term  of  this  Agreement  shall  be for the period of twelve
       ----                                                               ------
months from the effective date, subject to prior termination as provided herein.
------
This  agreement  supercedes  all  prior  agreements  with  Consultant.

2.     Fees.  Attachment  II and Attachment III sets forth compensation and fees
       ----
and they are hereby incorporated into and made a part of this Agreement. It is anticipated and acknowledged by the parties that compensation programs are subject to change in the normal course of business. Accordingly, all incentive compensation described in Attachment II is subject to revision as may be mutually agreed to by the parties so that Consultant's compensation is closely aligned and consistent with Consultant's services that he provides to the Company.

3.     Costs and Expenses.  Company will reimburse Consultant for all reasonable
       ------------------
and necessary expenses incurred in connection with the performance of Consultant's duties hereunder upon receipt of documentation therefore in accordance with Company's regular reimbursement procedures and practices in effect from time to time. Monthly expenses exceeding $250.00 shall be approved in advance by the Company.

4.     Services  provided by Consultant.  Attachment I sets forth services to be
       --------------------------------
provided by Consultant and is hereby incorporated into and made a part of this Agreement. During the term of this Agreement, Consultant's best efforts shall be devoted to the performance of Consultant's duties hereunder in a manner which will faithfully and diligently further the business and interests of Company.

5.     Compliance  with  Corporate  Policy.  Consultant  shall,  at  all  times,
       -----------------------------------
observe, respect and comply with the rules, policies and procedures of the Company in effect during the term of this Agreement. Consultant has signed a Nondisclosure Agreement, which remains in force and becomes part of this Agreement.

6.     Delegation of Authority.  Consultant shall not at any time enter into any
       -----------------------
contracts which obligate the Company, whether with customers or suppliers, nor obligate the Company in any manner without the prior written approval of the Company signed by an officer of the Company.

7.     Inventions.  "Inventions"  made  or  conceived  entirely  or partially by
       ----------
Consultant while engaged by the Company shall be the exclusive property of the Company except as otherwise provided in Attachment III, for any inventions jointly developed or owned by the Company and Consultant. For the purposes of this Agreement, the term "Inventions" includes, without limitation, all creations, whether or not patentable or copyrightable, and all ideas, reports, or other creative works including without limitation, hardware or software, processes, computer programs, manuals, and related materials which relate to the existing or proposed business of the Company or any other business or research or development effort conducted by the Company. Subject to the exceptions listed in Attachment III. Consultant will promptly disclose each Invention to the Company in writing and cooperate with the Company by executing all documents tendered by the Company and taking such further actions as may be reasonably requested by the Company for the purpose of obtaining patents or copyrights or otherwise perfecting the Company's and or consultant sole and exclusive ownership of all Inventions. This provision does not apply to an Invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on Consultant's own time unless (I) the Invention relates directly to the anticipated research or development, or (II) the Invention results from any work performed by Consultant for the Company.

Consultant understands that, subsequent to the termination of his consultancy-engagement by the Company, Consultant's assistance may be needed in connection with securing, defending or enforcing any patent or other intellectual property right related to an Invention. In that event Consultant shall provide all such assistance, and the Company shall pay Consultant reasonable compensation for Consultant's time at a rate to be agreed but not higher than the last consulting fee paid to Consultant by the Company.

8.     Nondisclosure  of  Confidential  Information  and  Covenants.
       ------------------------------------------------------------

8.1    Confidential Information.  Consultant  acknowledges it is a policy of the
       ------------------------
Company to maintain as secret and confidential all information heretofore or hereafter acquired, developed, used or useful to the Company relating to the business, operations, technology or customers of the Company or of any affiliates of the Company, including without limitation, customer lists and business or trade secrets developed by or on behalf of the Company. (All of the above is collectively referred to as "Confidential Information").

Confidential Information does not include information which is already public knowledge or which can be obtained by reference to public sources. Consultant recognizes that all such Confidential Information is the property of the Company and agrees that except as required by the duties of Consultant's consultancy-engagement with the Company shall never directly or indirectly use, publish, disseminate or otherwise disclose any Confidential Information obtained during Consultant's engagement with the Company without the prior written consent of the Company, it being understood that the terms of this Section shall survive the term of this Agreement.

8.2    Solicitation.  During  the term of his consultancy-engagement and for the
       ------------
period of twelve (12) months thereafter, Consultant shall not (a) seek to persuade, directly or indirectly, any employees of the Company to discontinue that individual's engagement with the Company, or seek to persuade any such employee to become employed in any activity similar to or competitive with the activities of the Company, or (b) directly or indirectly solicit from any person or entity who was a customer of the Company and with whom Consultant had business dealings on behalf of the Company during the one-year period prior to the termination of Consultant's consultancy-engagement any business which is competitive with the business activities of the Company in which Consultant was engaged on behalf of the Company, or cause or authorize such solicitation, for or on behalf of Consultant or any third party.

8.3    Unfair Competition.  Consultant  agrees that provisions of Sections 7 and
       ------------------
8 of this Agreement are reasonably necessary to protect the rights of the Company and to prevent unfair competition. The provisions of Sections 7 and 8 shall apply if Consultant's consultancy-engagement is terminated at the end of the term of this Agreement or otherwise. The period of the covenants contained in Sections 7 and 8 shall be extended by any period of time during which the court or arbitrator shall find enforceable.

8.4    Records.  Upon  termination  of  this Agreement, all  documents, records,
       -------
files, notebooks, and similar repositories containing the information described in Sections 7 and 8 of this Agreement, including all copies, then in Consultant's possession, whether prepared by Consultant or others, shall be immediately returned to the Company by Consultant.

9.     Injunctive Relief.  Consultant acknowledges that the breach or threatened
       -----------------
breach of any of the nondisclosure or noncompetition provisions or other agreements contained in this Agreement would give rise to irreparable injury to the Company, which injury would be inadequately compensable in money damages.
The Company, which may, therefore, seek and obtain a restraining order or injunction prohibiting the breach or threatened breach of any provision, requirement or covenant of this Agreement. In addition to and not in limitation of any other legal remedies which may be available.

10.    Use  of  the  Company  Name.  The  use  of the  name or trademarks of the
       ---------------------------
Company on any written document, stationary, business cards, advertisements, building directory, telephone directory, office door or in any other manner by Consultant shall require prior written consent of the Company.

Consultant acknowledges that he has no and shall not acquire any right to any of Company's names, logos and/or trademarks and shall cease to use any use allowed by reason of this Agreement upon termination of this Agreement.

11.    Termination.  This  Agreement shall  terminate upon the occurrence of any
       -----------
of  the  following  events:

(a) The Company may terminate the Consulting Agreement at any time without cause upon ten (10) days prior written notice.
(b) The Company reserves the right to terminate the Consulting Agreement at any time for cause.
(c) Upon termination for any reason, the unearned portion of the Consultant's stock compensation, as described in Attachment II, shall immediately expire and be forfeited.

12.    Independent  Contractor  Status.  Consultant  shall perform  duties under
       -------------------------------
this Agreement as an independent contractor and not as an employee of Company for any purpose whatsoever. Consultant shall not, in any manner whatsoever, or for any purpose or reason, be deemed to be or be treated as an employee of the Company. Consultant shall not be eligible to participate, by reason of this Agreement, in any qualified pension plans of Company, or any other employee fringe benefits provided by the Company. Company shall not withhold any local, state or federal taxes from Consultant's fee, nor shall Company be obligated to make any contributions to unemployment insurance or worker's compensation funds on behalf of Consultant.

13.    Representations  and  Warranties.  Company  and  Consultant  do  hereby
       --------------------------------
represent and warrant to each other that each is an entity duly organized, validly existing, and in good standing under the laws of the State of California, and that each has the full right, authority and legal capacity to enter into and perform its obligations under this Agreement, and that the adoption and execution of this Agreement has been duly authorized by their respective representatives and that no further corporate action is necessary to make this Agreement valid and binding.

14.    Indemnification.  Consultant  shall  indemnify,  defend and  hold Company
       ---------------
harmless from and against any and all losses, liabilities, damages, claims, demands, and expenses (including, without limitation, reasonable attorneys' fees), arising out of any negligence, gross negligence, willful misconduct or violations of laws and regulations related to the consulting activities of the Consultant or its employees, or representatives; provided Consultant is notified promptly in writing of the claim after Company has notice of it, Company has sole control over its defense or settlement, and Company provides reasonable assistance in the defense of the same.
The Company indemnifies the Consultant against any and all claims provided that such claim did not arise from the willful negligence of the Consultant.

15.    Arbitration.  In the event of any breach  arising from the performance of
       -----------
this Agreement, either party may request arbitration. In such event, the parties will submit to arbitration by a qualified arbitrator with the definition and laws of the state of California. Such arbitration shall be final and binding on both parties.

16.    Notices.  All  notices,  requests,  demands  and  other  communications
       -------
hereunder shall be in writing and shall be deemed to have been duly given as if personally delivered and properly addressed to the parties or their assigns at the following addresses (or at such addresses as shall be give in the manner herein provided):

Company:
-------
FoneFriend,  Inc.
Attn:  President

2722  Loker  Ave.  W.,  Suite  G
Carlsbad,  CA  92008

Consultant:
----------
Winston  Johnson

8255  Beverly  Blvd.,  Suite  130
Los  Angeles,  CA  90048

17.    Attorneys'  Fee and Damages.  In the  event that either party shall bring
       ---------------------------
an action in connection with the performance, breach or interpretation of this Agreement, or any action related to the transaction contemplated hereby, the prevailing party in such action, as may be determined by binding arbitration, shall be entitled to recover from the losing party in such action, also as determined by binding arbitration according to the rules of the American Arbitration Associate applicable to such action, all reasonable costs and expenses of such litigation, including attorneys' fees, court costs, costs of investigation, accounting, and other costs reasonably related to such litigation, in such amount as may be determined. Further, Company shall be entitled to damage award(s) as determined by the court having jurisdiction due to loss or market advantage in the event Consultant is proved to have violated any of the provisions of the Non Disclosure Agreement.

18.    Applicable  Laws;  Severability.  The  parties  hereto  agree  that  this
       -------------------------------
Agreement shall be governed by the laws of the State of California. In the event that any of the provisions of this Agreement are held to be unenforceable or invalid, the validity and enforceability of the remaining provisions hereof shall not be affected thereby.

19.    Consultant  Confirmation.
       ------------------------

(a) Consultant confirms that he has read and understands this Consulting Agreement.
(b) Consultant represents and warrants that he is not subject to any non-competition obligation and that he is able to commence his position with the Company at the agreed upon date.

20.     Tax Consequences.  The parties  hereto understand that no tax advice has
        ----------------
been rendered regarding the consequences of this Agreement. Each party shall consult an independent tax consultant if necessary.

Agreed  effective  as  of  the  date  last  written  below.

CONSULTANT                           COMPANY




/S/  Winston  Johnson                /S/  Jackelyn  Giroux
---------------------                ---------------------
Name:  Winston  Johnson              Name:  Jackelyn  Giroux
                                     Title: President

November1,  2003                     November1,  2003
----------------                     ----------------
Date                                 Date

                                  ATTACHMENT I

                        Services Provided by Consultant
                        -------------------------------


1. Consultant's Responsibilities: Consultant shall be responsible for coordinating an alliance which shall be composed of LEC's, IXC's, Winsonic Holdings, and Company (the "Alliance"). The terms and conditions of said Alliance shall be set forth in the Strategic Alliance Agreement (the "Strategic Alliance Agreement") to be executed by the parties no later than thirty (30) days from the date of this Agreement. The Consultant, together with the Alliance, will collaborate to complete the tasks described below within the specified amount of time. Although the Consultant shall not be solely responsible for completing said tasks, Consultant acknowledges that he plays a critical role in initiating, facilitating, and bringing to completion the tasks described below.

(A)     PROJECTS.
        --------

Definition Stage. Consultant shall collaborate with the Company and the Alliance
----------------
to define and complete all projects within approximately ninety (90) days from the date of this Agreement. The Parties shall determine, as soon as reasonably possible the following:

(1)     Project  name;
(2)     Project  goals;
(3)     Various  tasks  and  specifications  pursuant  to  the  goals;
(4)     Potential  customers;
(5)     Anticipated  revenue;
(6)     Task  allocation  and  the  staff  involved;
(7)     Development  and  testing  facilities;  and
(8)     Marketing  strategies.

Development  Stage.  Consultant  shall  collaborate with the Alliance to achieve
------------------
the  following  tasks  for  the  Company:

(1) integration, engineering services required to make fully operational the FoneFriend system.
(2) Enable the Company's customers to initiate and complete both "FoneFriend-to-FoneFriend" calls and "FoneFriend-to-Gateway" calls.
(3) Joint development of co-location facilities, internet connectivity and call completion services with Level 3 or other similar, suitable providers.
(4) Review and outline for the functional, scaleable operations of the FoneFriend VoIP telephony system with integration of peripheral services, customer billing and customer service software
(5)     Expansion  of  lab  system;  and
(6)     Pursuit  of  further  capital.
(7) Acquisition on credit terms of all telecom equipment, including, but not limited to billing & customer management system, gateway, radius, registration and connectivity servers, least call routing equipment, etc.

(B)     DEBT OR EQUITY FINANCING. Consultant shall collaborate with the Alliance
        ------------------------
and the Company's brokers to raise a minimum of Three Million Dollars ($3,000,000) in the next round of the Company's equity and/or debt financing. Compensation for services under this paragraph 1(b) shall be set forth in Attachment III.

(C)     SALE  OF  COMPANY'S  PRODUCTS.  Consultant  shall  collaborate  with the
        -----------------------------
Alliance  and  Company  sales  groups  to  sell  Company's  existing  products.

(d) Consultant shall use his best efforts to provide such engineering, management, marketing, and other consulting services as may be assigned to him from time to time by, and at the sole and exclusive discretion of, the President (or its designee), and other officers of the Company. Consultant shall render his advice and service for the best interest of the Company, applying his knowledge and expertise.

(e) Consultant shall remain an independent contractor free to use at his own discretion the work time and methods of conduction his business and is not and shall not be construed to be an employee, partner, joint venturer, agent, representative or participant of or with the Company pursuant to this Agreement.

(f) Consultant's best efforts shall be devoted to the performance of Consultant's duties hereunder in a manner which will faithfully and diligently further the business and interests of Company.

2.     Company's  Review  of  Consultant's  Performance:

(a) Every month the Company shall evaluate the performance of Consultant. Such evaluation shall be based in part on the monthly report from the Consultant.

                                  ATTACHMENT II

                        Fees and Incentive Compensation
                        -------------------------------

1.     COMPENSATION.
       ------------

(a)     Retainer  Fee.  As  consideration  for  entering  into  this  Consulting
        -------------
Agreement, Consultant shall be paid a one-time fee of $5,000.00 in cash, which Consultant hereby acknowledges receipt of said Retainer Fee.

(b)     Stock  Service  Fee.  As  consideration  for  Consultant's  continuing
        -------------------
services to be provided to the Company during the term of this Agreement, Consultant shall be entitled to receive:

(i) A monthly service fee payable in stock at the rate of twenty thousand (20,000) shares of the Company's common stock for each month that services are rendered by Consultant. Said stock shall be due and owing to Consultant on a quarterly basis (every 3 months) and shall be issued to Consultant on or before the end of the month following each calendar quarter in which services were performed by Consultant; and

(ii) A one-time Project Completion fee payable in stock in the amount of one hundred ten thousand (110,000) shares of the Company's common stock, which shall be due and owing to Consultant upon completion.

2.     SUBSCRIPTION  AGREEMENT.  All  fees payable in the form of stock to which
       -----------------------
Consultant may become entitled to under this Agreement shall be issued subject to the Company's receipt of a properly executed subscription agreement, in the standard form as prepared by and acceptable to the Company. In the event this Agreement is terminated prior to its initial term, Consultant's right to earn additional fees payable in stock shall cease as of the date of any such termination.

3.     RESPONSIBILITY  FOR  TAXES  AND  SOCIAL  SECURITY  CONTRIBUTIONS;
       -----------------------------------------------------------------
INDEMNIFICATION. Consultant will be responsible for paying his own income and/or
---------------
withholding taxes and any and all health care and social security contribution, and shall indemnify and hold the Company harmless form and against any and all claims, demands, causes of action, losses, liabilities, judgements, damages, obligations, costs or expenses, (including attorneys' fees), arising out of or in connection with any acts or omissions of Consultant under this Agreement.

                                 ATTACHMENT III

                    Compensation for Debt or Equity Financing
                    -----------------------------------------

Mr.  Winston  Johnson

RE:     Engagementof  Consultant
        ------------------------

The purpose of this letter agreement ("Agreement") is to confirm the engagement of Mr. Winston Johnson (hereinafter, the "Consultant") by FoneFriend, Inc. (hereinafter, the "Company"), on a non-exclusive basis, to assist the Company in its efforts to raise capital funding of up to $3,000,000, either from certain accredited investors ("Investment"), or the equivalent amount in the provision of services from various third parties ("Service Providers"), or a combination thereof (hereinafter, such Investment and services from Service Providers are collectively referred to as the "Financing Facility"), upon terms and conditions which are solely agreeable to Company. The individual financial and service requirements that comprise the Financing Facility are described in schedule "A", attached hereto and made a part of this Agreement, and may be amended from time to time with such other amounts or items as may be determined and agreed to between Consultant and the Company. The Company will issue up to six million six hundred thousand (6,600,000) shares of its common stock (hereinafter, "Reserve Shares") for Investment and to various Service Providers, in such amounts as are calculated and set forth in accordance with Schedule "A", as consideration for receipt of the Financing Facility.

     1.     -----     DELETED     -----

     2.     Services  to be rendered.  Upon engagement, the Consultant's primary
            ------------------------
task shall be to arrange for the procurement of all or part of the Financing Facility. Consultant may employ the services of individuals or firms, at its own discretion and expense, to perform the following services as the Company may reasonably request:

          (a)     Analysis.  Consultant  shall  perform  a  financial review and
                  --------
analysis of any proposed portion of the Financing Facility arranged by Consultant and make a full and accurate disclosure thereof to the Company for its review and, at its sole discretion, acceptance.

          (b)     Familiarization with the Company's Business.  Consultant shall
                  -------------------------------------------
familiarize itself with the needs of the Company and its financial, marketing and business strategy. In the course of such familiarization, Consultant shall rely on (i) information supplied by the Company, (ii) information supplied by third parties employed by the Company (including, but not limited to other consultants of the Company, accountants, legal counsel, other investment banking institutions and others), (iii) information obtained as a result of Consultant's independent investigation, and (iv) information otherwise publicly available. The Company shall provide Consultant with all information and access to responsible officers as Consultant shall, from time to time, reasonably request.

          (c)     Debt  and  Equity  Finance.  Consultant  shall  assist  in
                  --------------------------
determining the lender and/or equity investor, the appropriate amount and methodology to obtain any portions of the Financing Facility for the purpose of providing equity venture capital to fund acquisition of necessary infrastructure for Company to commence operations of its global telecommunications over the internet market, voice product and service telecommunications business.

          (d)     Negotiations.  Consultant  will  work  with  and  assist  the
                  ------------
Company and other designated consultants in developing a general negotiating strategy and tactics for accomplishing the Financing Facility, including negotiations with potential lenders, investors and/or companies and institutions (all of which shall be "accredited" investors, as that term is defined under Rule 501 of Regulation D of the Securities Act of 1933 (the "Act"), regarding the Financing Facility. Company shall have the sole and exclusive right to accept or reject all prospects, Investment and Service Providers presented to the Company by Consultant. The Company shall be solely responsible for the completeness and accuracy of information supplied by Company to Consultant for this purpose.

          (e)  Placement.  On  a  best  efforts  basis,  Consultant shall locate
               ---------
potential venture capital investment, equipment manufacturers and vendors, banking firms and lending institutions on behalf of the Company, and assist the Company in negotiating the terms of placement of a Financing Facility or other appropriate financial and/or services structure for the benefit of the Company. Consultant understands that any securities issued in connection with the Financing Facility shall be issued as restricted securities in reliance upon exemptions from registration as set forth under Regulation D, or Sections 4(2) or 4(6) of the Act, or other federal of state securities regulations which provide a similar "safe harbor" exemption.

          (f)  Nature of Services.  Consultant  represents  and  agrees that the
               ------------------
Company has entered into this Agreement based upon the services to be performed by Consultant, under the terms of this Agreement, and that Consultant's services are of a special, unique, extraordinary and intellectual character so as to give them a peculiar value to the Company, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Therefore, Consultant expressly agrees that the Company, in addition to any other rights or remedies that it may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by Consultant.

          (g)  Other  Services.  Consultant  shall  render  such  other services
               ---------------
as shall be necessary and appropriate in connection with the building of the infrastructure and functionality of Company as requested by Company from time to time. In addition, if requested by the Company, Consultant shall assist the Company in development of strategy in the appropriate areas necessary to carry out the Company's mandate to expand the business to meet the demand for expansion of the Company's international and second tier voice over the internet telecommunications strategy. This obligation shall include assisting the Company in negotiating terms with other companies, persons or groups to fulfill its marketing strategy.

          (h)  Limitation  of  Services.  Consultant  will  not  itself directly
               ------------------------
make or solicit any offer to sell or purchase, or effectuate any actual sale or purchase of any securities of the Company, and under no circumstances will Consultant act as a "broker" or "agent" of the Company for purposes of the Federal securities laws or the securities laws of any state.

     3.     Term.  The  term of this Agreement shall be one hundred eighty (180)
            ----
days from the date hereof; subject, however, to the parties right to terminate this Agreement as provided for under Section 7 hereof. Thereafter, this Agreement shall continue on a month-to-month basis until otherwise terminated.

     4.     Fees.  A fee shall be due and owing to  Consultant hereunder only in
            ----
the event that the Company issues any Reserve Shares for an Investment or to a Service Provider, provided that any such Investment or Service Provider was procured through the efforts of Consultant. Consultant acknowledges and understands that the Company has engaged other consultants that will be procuring Investment and/or Service Providers relating to the Financing
Facility. Consultant shall be due a fee as described in Sections 4(a) through 4(d) in the event that a Financing Facility is provided by a party who can be verified, to the satisfaction of the Company, to have become familiar with the Company and its business, through the efforts of the Consultant. No fee or compensation will be due Consultant for any portion of the Financing Facility which is obtained for the Company through the efforts of another source or third party consultant. For all services provided to the Company by Consultant under this Agreement, the Company will pay Consultant the following fees:

          (a)     Stock  Fee.  For  a  Financing  Facility  of  Three  Million
                  ----------
($3,000,000) Dollars (lesser amounts will earn a Fee on a pro-rata basis), Consultant shall be paid a fee in the form of shares of restricted common stock of the Company ("Stock Fee") in an amount equal to seven and one half percent (7.5%) of any Reserve Shares issued by Company in accordance with Schedule "A" as consideration for (i) a debt or equity Investment, or (ii) the provisioning of services from a Service Provider accepted and approved by the Company. The Consultants Stock Fee shall be issued on a pro-rata basis and in like manner with the Reserve Shares issued for the Financing Facility. The maximum amount of shares issued hereunder to Consultant as the Stock Fee is 495,000 (i.e., 6,600,000 Reserve Shares multiplied times 7.5%), assuming all Reserve Shares were issued solely through the efforts of the Consultant.

          (b) All shares of stock issued to Consultant shall be restricted shares (with the customary and usual restrictive legend heretofore used by the Company), and shall be subject to the Company's receipt of appropriate subscription documents as required by the Company. Consultant may request the Company to remove the restrictive legend following two (2) years from issue date, provided Consultant shall comply with SEC Rule 144, or thereafter, if the restrictive legend is not removed within thirty (30) days, the Company will use its best efforts to effect their registration without delay.

          (c)     Cash  Fee.  In  addition,  the  Company shall pay Consultant a
                  ---------
cash fee in an amount equal to five percent (5%) of any cash investment which is obtained for the Company solely through the efforts of Consultant.

     5.     Expenses.  Consultant  shall  be responsible  for  and  pay  its own
            --------
expenses unless otherwise approved, in advance in writing, by the Company. The Company shall be responsible for the expenses of preparation of the related documents necessary to complete the Financing Facility. Further, as a condition to reimbursement of any approved expenses, Consultant shall provide actual receipts and adequate records and documentation of such expenses as is required by appropriate law for the substantiation of each such expense as an income tax deduction for the Company.

     6.     Indemnity.
            ---------

          (a) Consultant agrees to indemnify and hold the Company and all of its officers, directors, employees, affiliates, agents, accountants, and attorneys harmless from and against all losses, claims, damages, liabilities and expenses incurred by the Company (including fees and disbursements of counsel) which are related to or arise out of actions taken or omitted to be taken by Consultant, or any of its affiliates or agents, in connection with Consultant's activities under this Agreement, including claims or actions under the Securities Act and any state securities laws, and any claims of any third parties with respect to the compensation payable hereunder.

          (b) Company agrees to indemnify and hold Consultant and all of its officers, directors, employees, affiliates, agents, accountants, and attorneys harmless from and against all losses, claims, damages, liabilities and expenses incurred by the Consultant (including fees and disbursements of counsel) which are related to or arise out of actions taken or omitted to be taken by Company, or any of its affiliates or agents, in connection with Company's activities under this Agreement, including claims or actions under the Securities Act and any state securities laws, and any claims of any third parties with respect to the compensation payable hereunder.

     7.     Termination  of Agreement.  Company or Consultant may terminate this
            -------------------------
Agreement and Consultant's engagement hereunder at any time without cause, and without any further obligation or liability for such termination, upon ten (10) days advance written notice to that effect to the other party. Notwithstanding the foregoing, should Consultant have introduced the Company to a financing source, the Company agrees that should the Company enter into a Financing Facility or transaction with such financing source within two (2) years from the date of this Agreement, then and in such event, the Company agrees to pay to Consultant the fees as provided for in Section 4 above.

     8.     General  Provisions.
            -------------------

          (a)     Company's  Right  to  Reject  Financing  Facility  or
                  -----------------------------------------------------
Transaction(s).  The  Company  shall  have the sole right, at its discretion, to
--------------
accept or reject any offer by a potential investor for an Investment, or to retain the services of any Service Provider in furtherance of the Financing Facility, whether or not such Investment or Service Provider was identified or procured by Consultant, and, in the event of any rejection, the Company shall not be liable to Consultant, or any of its agents, for any fees, costs or damages of any kind whatsoever, regardless of the reasons for such rejection. Company reserves the right to accept Investment and/or Service Providers from other consultants and/or agents working on procuring the Financing Facility without any obligation or liability to Consultant.

          (b)     Survival  of  Provisions.  The provisions of Sections 4, 6, 7,
                  ------------------------
8(b)  and  9  shall  Survive  termination  of  this  Agreement.

          (c)     Relationship  of  the Parties.  It is the intent of each party
                  -----------------------------
hereto that the services of Consultant will be provided as that of an independent contractor and, as such, they shall be responsible for and shall indemnify and hold the Company harmless from any compensation of their agents, employees and representatives, as well as all applicable withholding taxes thereon, including unemployment compensation and all workmen's compensation insurance. This Agreement does not establish any employer-employee relationship, nor any partnership, joint venture, or other business entity or association between the parties, and neither party is intended to have any interest in the business or property of the other.

          (e)     Notices. Any notices, requests, demands or other communication
                  -------
required or permitted hereunder shall be deemed properly given when personally served in writing, sent by facsimile transmission, provided that such facsimile transmission is acknowledged by a return facsimile transmission, or when deposited in the United States mail, postage prepaid, addressed to the other party at the following address.


          If  to  the  Company:     FoneFriend,  Inc.
                                    2722  Loker  Avenue  West,  Suite  G
                                    Carlsbad,  CA  92008
                                    Fax:  (760)  607-2334

          If  to  Consultant:       Mr.  Winston  Johnson
                                    8255  Beverly  Blvd.,  Suite  130
                                    Los  Angeles,  CA  90048
                                    Fax:  (___)  ____  -  ______

     9.     Obligations of the Company.  Conditioned upon Consultant's execution
            --------------------------
of a separate confidentiality and non-circumvention agreement, the Company acknowledges and agrees that it has performed or will perform the following undertakings, agreements and covenants in connection with this engagement:

          (a)     Make  Documents  Available.  Make  available  or cause to make
                  --------------------------
available to Consultant (at Company's expense) a breakdown of Company's financing needs.

          (b)     Cooperation.  Cooperate  fully  with  Consultant in connection
                  -----------
with its review and analysis and provide Consultant with such information which Company and Consultant deems to be reasonably necessary in connection with the Financing Transaction and in order to verify the accuracy of the information provided by the Company (to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense). Although the Company will endeavor to provide Consultant with information that it believes is accurate and complete at the time it was published, no representation or warranty, expressed or implied, is made as to the accuracy or completeness of any information supplied to Consultant (or any Indemnified Parties) by the Company and/or its agents. Further, nothing contained in such information furnished by the Company shall be relied upon by Consultant (or any Indemnified Parties) as a promise or representation, whether as to the past or the future.

     10.    Arbitration.  Any  and  all  claims,  disputes,  controversies  or
            -----------
differences arising between the parties hereto in relation to or in connection with this Agreement, except in respect of Section 6, shall be determined by Arbitration. This arbitration shall be held in San Diego County, California and conducted in accordance with the rules of the American Arbitration Association before a panel of three arbitrators, of which one arbitrator shall be selected by each party hereto, and a third arbitrator shall be selected by other two arbitrators. The decision of a majority of such arbitrators shall be final and binding upon the parties hereto and may be enforced by any court having jurisdiction over the subject matter contained therein. The prevailing party shall be entitled to payment of all costs and expenses related to the arbitration.

     11. The undersigned represents to Consultant that the undersigned has the authority to execute this Agreement on behalf of the Company and that this Agreement will be fully binding on the Company. Consultant and the Company agree that this Agreement shall be construed and enforced in accordance with the laws of the State of California. This Agreement is not assignable by either party.

     12. This Agreement may be executed in two or more counterparts, and by facsimile signatures, each of which shall be deemed an original but all of which together shall be one and the same instrument.

     Intending to be legally bound, the parties have executed this Agreement as of the day and year first written above.

"COMPANY"
FoneFriend,  Inc.



By:  /S/  Jackelyn  Giroux
     ---------------------
     Jackelyn  Giroux
     President


ACCEPTED  AND  AGREED  TO:

"Consultant"
Mr.  Winston  Johnson



By:  /S/  Winston  Johnson
     ---------------------
     Winston  Johnson


                                               SCHEDULE "A"
                                               ------------
                                   COMPONENTS OF THE FINANCING FACILITY
                                   ------------------------------------

                                                                     DOLLAR     PCNT.    OFRESERVE
                                   1ST  MO.   2ND  MO.   3RD  MO.    VALUE    $3.0 MIL     SHARES
                                   --------   --------   --------   --------  --------   ---------

1     Cash Loan                      50,000          -          -     50,000     1.67%     110,000
2     Product Inventory             300,000          -    305,000    605,000    20.17%   1,331,000
3     Roll Out - 100 units           10,000      5,000      5,000     20,000     0.67%      44,000
4     Marketing & Public Relations   10,000     20,000     20,000     50,000     1.67%     110,000
5     Customer Services                   -     50,000      2,000     52,000     1.73%     114,400
6     Fulfillment Services            2,500      5,000      8,000     15,500     0.52%      34,100
7     Network Services               20,000     45,000     25,000     90,000     3.00%     198,000
8     Deposits - Telcos              20,000     10,000          -     30,000     1.00%      66,000
9     Customer Management System     10,000     25,000     25,000     60,000     2.00%     132,000
10    Technical Support Services      5,000     15,000     20,000     40,000     1.33%      88,000
11    Product Improvements           25,000     50,000     55,000    130,000     4.33%     286,000
12    Accounting                     10,000      5,000      5,000     20,000     0.67%      44,000
13    Legal                          10,000      5,000      5,000     20,000     0.67%      44,000
14    SEC Compliance                 10,000     10,000     10,000     30,000     1.00%      66,000
15    Facilities                      6,000      6,000      6,000     18,000     0.60%      39,600
16    General Adminstration          25,000     35,000     40,000    100,000     3.33%     220,000
17    Consultants                    10,000     10,000     10,000     30,000     1.00%      66,000
18    Working Capital Reserve        50,000    100,000    120,000    270,000     9.00%     594,000
19    Hardware                       40,000     60,000     60,000    160,000     5.33%     352,000

         SUB-TOTAL                                                 1,790,500    59.68%   3,939,100

      2nd order production reserve                        350,000    350,000    11.67%     770,000
      Exclusive  License  Agreement            250,000               250,000     8.33%     550,000
      Cost of Funds                                                  300,000    10.00%     660,000
      Reserve Fund                                                   309,500    10.32%     680,900

         TOTAL                                                     3,000,000   100.00%   6,600,000

